Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BOARDWALK PIPELINES, LP

This Certificate of Limited Partnership, dated November 15, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.

Name.  The name of the limited partnership is Boardwalk Pipelines, LP.

2.

Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE  19808-1645

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE  19808-1645

3.

General Partner.  The name and the business address of the sole general partner are:

Boardwalk Operating GP, LLC

3800 Frederica Street

Owensboro, KY  42301

EXECUTED as of the date written first above.

Boardwalk Operating GP, LLC

By:

  /s/  E. Ramey Layne

E. Ramey Layne

Authorized Person